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EXHIBIT 10.94

CONSENT AND AMENDMENT NO. 1

        This CONSENT AND AMENDMENT NO. 1 ("Amendment") entered into and made effective as of June 27, 2008 ("Effective Date") is among Cano Petroleum, Inc., a Delaware corporation ("Borrower"), the Guarantors (as defined below), the Lenders (as defined below), and UnionBanCal Equities, Inc. as administrative agent for such Lenders (in such capacity, the "Administrative Agent").

RECITALS

        A.    The Borrower is party to that certain Subordinated Credit Agreement dated as of March 17, 2008 (the "Credit Agreement") among the Borrower, the lenders party thereto from time to time (the "Lenders") and the Administrative Agent.

        B.    As part of the consideration for the purchase of certain oil and gas properties from Tryma, Inc. (the "Seller") pursuant to an Option and Purchase Sale Agreement entered into on or prior to the date hereof (the "PSA") between the Seller and W.O. Operating Company, Ltd., a Subsidiary of the Borrower (the "W.O. Operating"), W.O Operating proposes to transfer to the Seller all of its right, title and interest in the Oil and Gas Properties described on Exhibit A attached hereto (the "Cockrell Assets"; and such transfer being the "Cockrell Transfer").

        C.    Without the consent of the Majority Lenders under and as defined in the Credit Agreement, the proposed Cockrell Transfer would be prohibited under the provisions of Section 6.04 of the Credit Agreement.

        D.    The Lenders, subject to the terms and conditions set forth herein, wish to (i) consent to the Cockrell Transfer, (ii) amend Section 6.22 of the Credit Agreement to clarify the intent of such Section, and (iii) amend Section 6.17 of the Credit Agreement.

        THEREFORE, the Borrower, the Guarantors, the Lenders, and the Administrative Agent hereby agree as follows:

          Section 1.    Defined Terms; Other Definitional Provisions.    As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

          Section 2.    Consent.    Subject to the terms hereof, the Lenders hereby (a) consent to the Cockrell Transfer pursuant to the PSA, and (b) consent to the Administrative Agent releasing and discharging the Cockrell Assets from the liens and security interests granted to such respective agents by the Borrower or any Guarantor under the Loan Documents. The consent by the Lenders described herein is limited to the Cockrell Transfer and the Cockrell Assets and shall not be construed to be a consent to or a permanent waiver of the Section 6.04 of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in any Loan Document.

          Section 3.    Amendments to Credit Agreement.

            (a)   Section 6.17 (Current Ratio) of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof:

    Furthermore, for purposes of calculating this ratio for the fiscal quarter ending June 30, 2008, "current assets" shall include the Equity Issuance Proceeds resulting from the Equity Issuance made by the Borrower on June 25, 2008 provided that such proceeds are delivered to the Borrower by July 10, 2008.

            (b)   Section 6.22 (Equity Issuance) of the Credit Agreement is hereby replaced in its entirety with the following:

            Section 6.22  Equity Issuance. The Borrower shall not, nor shall it permit any of its Subsidiaries to, issue any preferred or convertible Equity Interests unless (a) the maturity thereof shall not be earlier than February 28, 2011, (b) the other terms thereof, including any conversion terms, are satisfactory to the Administrative Agent, (c) the Equity Issuance Proceeds thereof are applied, first to satisfy the outstanding Obligations in full and second to prepay the Senior Debt as calculated under Section 2.05(g) of the Senior Credit Agreement, and (d) such issuance of preferred or convertible Equity Interests, together with any Debt Issuance permitted under Section 6.02(j), does not exceed $60,000,000 in the aggregate.

          Section 4.    Representations and Warranties.    Each of the Borrower and Guarantors represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Amendment, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate, limited liability company, or partnership power and authority of such Person and have been duly authorized by appropriate corporate, limited liability company, or partnership action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of such Person enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; (f) the Liens under the Security Instruments are valid and subsisting and secure the Borrower's and such Person's obligations under the Loan Documents; and (g) as to each Guarantor, it has no defenses to the enforcement of the Guaranty.

          Section 5.    Conditions to Effectiveness.    This Amendment and the amendments to the Credit Agreement provided herein shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent: (a) the Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders, (b) no Default shall have occurred and be continuing as of the Effective Date, (c) the representations and warranties in this Amendment shall be true and correct in all material respects, and (d) the Borrower shall have paid all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

          Section 6.    Acknowledgments and Agreements.

            (a)   The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

            (b)   The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Amendment shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the

    Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

            (c)   Each of the Borrower, the Guarantors, Administrative Agent, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty, are not impaired in any respect by this Agreement.

            (d)   From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment.

            (e)   This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

          Section 7.    Reaffirmation of the Guaranty.    Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

          Section 8.    Counterparts; Invalidity.    This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

          Section 9.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

          Section 10.    Governing Law.    This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

          Section 11.    Entire Agreement.    THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

        EXECUTED effective as of the date first above written.

BORROWER:	CANO PETROLEUM, INC.
	By:	/s/ BENJAMIN DAITCH
	Name:	Benjamin Daitch
	Title:	SVP & CFO

GUARANTORS:	SQUARE ONE ENERGY, INC. LADDER COMPANIES, INC. W.O. ENERGY OF NEVADA, INC. WO ENERGY, INC. PANTWIST, LLC CANO PETRO OF NEW MEXICO, INC.

	Each by:	/s/ MORRIS B. SMITH Morris B. Smith, Vice President and Chief Financial Officer

W.O. OPERATING COMPANY, LTD. By: WO Energy, Inc., its general partner

	By:	/s/ MORRIS B. SMITH Morris B. Smith, Vice President and Chief Financial Officer

W.O. PRODUCTION COMPANY, LTD. By: WO Energy, Inc., its general partner

	By:	/s/ MORRIS B. SMITH
Morris B. Smith, Vice President and Chief Financial Officer

Signature Page to Consent and Amendment No. 1

ADMINISTRATIVE AGENT/ SOLE LENDER:	UNIONBANCAL EQUITIES, INC.
	By:	/s/ TED MCNULTY Ted McNulty Senior Vice President
	By:	/s/ HENRY PARK Henry Park President

Signature Page to Consent and Amendment No. 1

Exhibit A

Cockrell D Lease

Lessor:	PITASSY LEASE
Lessee:
Lease Date:	5/17/1948
Recorded:	Book 118 Page 164
Legal Desc:	ALL SEC. 9, BLK. B-3, D&SE SURVEY HUTCHINSON COUNTY, TX
Lessor:	ROYALTY SERVICE LEASE
Lessee:
Lease Date:	7/19/1948
Recorded:	Book 118 Page 168
Legal Desc:	ALL SEC. 9, BLK B-3, D&SE SURVEY HUTCHINSON COUNTY, TX.
Lessor:	INVESTORS ROYALTY LEASE
Lessee:
Lease Date:	3/1/1948
Recorded:	Book 118 Page 171
Legal Desc:	ALL SEC. 9, BLK B-3, D&SE SURVEY HUTCHINSON COUNTY, TX.
Lessor:	METROPOLITAN ROYALTY LEASE
Lessee:
Lease Date:	4/2/1948
Recorded:	Book 118 Page 75
Legal Desc:	ALL SEC. 9, BLK. B-3, D&SE SURVEY HUTCHINSON COUNTY, TX
Lessor:	PITASSY LEASE
Lessee:
LeaseDate:	3/24/1948
Recorded:	Book 127 Page 290
Legal Desc:	ALL SEC. 9, BLK. B-3, D&SE SURVEY HUTCHINSON COUNTY, TX

Exhibit A

Wells

Net Revenue Interests

            W.O. Operating Company, Ltd.                .875000 NRI

 Exhibit A

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  EXHIBIT 10.94
CONSENT AND AMENDMENT NO. 1
RECITALS
Exhibit A
Exhibit A
Wells Net Revenue Interests
Exhibit A